Exhibit 99.1

Highpower International Announces Management Changes

Leo Liao to succeed Wen Liang Li as Chief Technology Officer

SAN DIEGO and SHENZHEN, China, June 15, 2017 /PRNewswire/ -- Highpower International, Inc. (NASDAQ: HPJ) ("Highpower" or the "Company"), a developer, manufacturer, and marketer of lithium ion and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, today announced that on June 12, 2017, the position of Wen Liang Li was changed from Vice President and Chief Technology Officer to Senior New Energy Scientist, and the position of Wen Wei Ma was changed from Vice President of Manufacturing to Senior Manufacturing Equipment Specialist. Leo (Xing Qun) Liao was appointed as Chief Technology Officer of Highpower, effective immediately. Mr. Liao has served as an engineer, R&D Manager, Chief Engineer and Deputy General Manager of Shenzhen Highpower since he joined Highpower in 2003, and most recently, he served as the Head of the Company's Research institute and Shenzhen Highpower's General Manager. Mr. Liao received his Master and BA degrees in Central South University.

Mr. George Pan, Chairman and CEO of Highpower International, commented, "We welcome Leo as our new Chief Technology Officer. We are confident that his professionalism and deep expertise in the industry will fuel the growth and development of Highpower. On behalf of Highpower, we thank Wen Liang Li and Wen Wei Ma for their services and accomplishments in the past decade, and we believe that they will continue to contribute to Highpower's future growth in their new positions as specialists. In the past sixteen years, Highpower has built a respectable reputation in the industry and recruited and trained many young leaders with solid experience and industry expertise. With the success of our growth strategy implementation, we are seeing increased demand for our products from brand clients in different applications. Senior talent are critical for us in order to satisfy our large corporate customers and execute on our expansion plan with expertise in advanced technology and management philosophy. We believe Highpower will be able to grow faster with more inspirational innovative and capable leaders."

Following the change, Wen Liang Li and Wen Wei Ma will not take any management responsibilities. Wen Liang Li will remain as a member of the technology team and remain as a board member of the Company. He will work as a Senior New Energy Scientist to provide guidance and support on the technology front and participate in major R&D projects. In addition, Wen Wei Ma, who was mainly in charge of equipment department in the past, will serve as a Senior Manufacturing Equipment Specialist.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower's target customers are Fortune 500 companies and top 20 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation, fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for smart wearable devices and energy storage systems, and other digital products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery solutions, including our lithium ion batteries; and our ability to continue R&D development to keep up with technological changes. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Sunny Pan

Chief Financial Officer

Tel: +86-755-8968-6521

Email: ir@highpowertech.com

Yuanmei Ma

Investor Relations Manager

Tel: +1-909-214-2482

Email: ir@highpowertech.com

ICR, Inc. Jessie Fan

Tel: +1-646-931-0303

Email: ir@highpowertech.com